Exhibit 99.1

Contacts:

Kevin Gregory	Mark Trinske
Senior Vice President, Chief Financial Officer	Vice President, Investor Relations
(734) 997-4925	(734) 997-4910
kevin.gregory@proquest.com	mark.trinske@proquest.com

PROQUEST COMPANY REPORTS 11 PERCENT EARNINGS GROWTH

FOR THE THIRD QUARTER OF 2004

Also Announces Board Approval of up to $40 Million Share Repurchase

ANN ARBOR, Mich., October 21, 2004 – ProQuest Company (NYSE: PQE), a leading electronic publisher of information solutions for the education and automotive markets, today reported a modest increase in revenue accompanied by strong growth in earnings for the third fiscal quarter ended October 2, 2004.

“Our earnings performance was in line with our expected 10 to 13 percent growth. Revenue from our published products continues to show healthy growth. However, declines in revenue from general reference databases and non-recurring revenue products continue to pressure overall revenue growth,” said Alan Aldworth, ProQuest Company’s chairman and chief executive officer. “The strategic initiatives that will drive ProQuest Company’s long-term growth are: investing in our electronic publishing business, making acquisitions that strengthen and extend our product lines and market reach, and continuing to make productivity improvements. We continue to make progress on each of these initiatives,” added Aldworth.

Third Quarter Financial Results

As previously disclosed, ProQuest Company sold its powersports dealer management system business during the second quarter of 2004. In accordance with generally accepted accounting principles (GAAP), income statement amounts for 2004 and 2003 have been adjusted to classify the results of this business as a discontinued operation.

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ProQuest Company Reports Q3 2004 Earnings, Page 2 of 12

•	Revenue from continuing operations increased to $113.1 million, from $112.3 million in the prior year’s third quarter.

•	EBIT from continuing operations (earnings from continuing operations before interest and income taxes) increased 7 percent to $22.5 million, from $21.0 million in the third quarter of 2003.

•	EBITDA from continuing operations (earnings from continuing operations before interest, income taxes, depreciation and amortization) increased 14 percent over the third quarter of 2003 to $41.7 million, from $36.7 million in the third quarter of 2003.

•	Earnings from continuing operations increased 11 percent to $12.2 million or $0.42 per fully diluted share, versus earnings from continuing operations of $11.0 million or $0.38 per fully diluted share in the third quarter of fiscal 2003.

•	Operating cash flow of $24.6 million was generated in the third quarter, versus $34.0 million generated in the prior year’s third quarter.

•	Expenditures for property, plant, equipment, product masters and software were $13.6 million, versus $19.2 million in the prior year’s third quarter.

•	Free cash flow (operating cash flow less expenditures for property, plant, equipment, product masters and software, and plus proceeds from fixed asset dispositions) of $11.9 million was generated in the third quarter compared to $14.8 million generated in the third quarter of fiscal 2003.

“Overall we had mixed results for the quarter. Earnings growth was strong, however, revenue growth during the quarter was less than anticipated,” said Kevin Gregory, senior vice president and chief financial officer of ProQuest Company. “At Information and Learning, third quarter revenue growth remained consistent with the growth seen in the first two quarters. The strong revenue growth from published products and the normal uptick in sales at the start of the new school year was not enough to offset the continued declines in our general reference products. While recurring revenue is strong at Business Solutions, we experienced declines in non-recurring hardware and contract development revenue,” Gregory added.

“Similar to the first quarter, our third quarter ended several days later in 2004 than in the prior year. This resulted in disbursements totaling approximately $8 million being made in the third

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ProQuest Company Reports Q3 2004 Earnings, Page 3 of 12

quarter of 2004 that were made in the fourth quarter in 2003. We expect this quarter-over-quarter decrease in free cash flow to be reversed in the fourth quarter,” Gregory said.

Consolidated First Nine Months 2004 Financial Results

•	Revenue from continuing operations increased 2 percent to $336.1 million compared to $330.6 million in the first nine months of 2003.

•	EBIT from continuing operations (earnings from continuing operations before interest and income taxes) increased 4 percent over the first nine months of 2003 to $67.0 million, versus $64.2 million for the first nine months of 2003.

•	EBITDA (earnings from continuing operations before interest, income taxes, depreciation and amortization) increased 9 percent to $118.3 million compared to $109.0 million for the first nine months of 2003.

•	Earnings from continuing operations increased 9 percent to $35.9 million or $1.25 per fully diluted share, versus earnings from continuing operations of $32.9 million or $1.16 per fully diluted share in the first nine months of fiscal 2003.

•	Operating cash flow of $43.2 million was generated in the first nine months of 2004, compared to $45.3 million (excluding the 2003 tax court refund of $13.1 million) generated in the prior year’s first nine months.

•	Expenditures for property, plant, equipment, product masters and software were $52.6 million, compared to $53.6 million in the prior year’s first nine months.

•	Free cash flow (operating cash flow less expenditures for property, plant, equipment, product masters and software, and plus proceeds from fixed asset dispositions) was a use of $8.5 million, compared to a use of $8.3 million (excluding the 2003 tax court refund of $13.1 million) in the prior year.

“After three quarters, earnings and cash flow are in line with our expectations. We expect full year revenue growth will be in line with, or slightly better than, year-to-date growth rates, which is below our original guidance of 5 to 7 percent growth,” said Gregory. “We expect earnings growth to remain in the 10 to 13 percent range, and free cash flow generation equal to 75 to 90 percent of net earnings,” Gregory added.

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ProQuest Company Reports Q3 2004 Earnings, Page 4 of 12

Share Repurchase Authorized

The company also announced that its board of directors has approved a stock repurchase plan which authorizes the company to repurchase up to $40 million in ProQuest Company shares.

“Management and the Board believe that ProQuest will continue to generate significant free cash flow, and at current prices a repurchase of ProQuest shares will generate a very good return,” said Kevin Gregory. “This does not represent a change in our acquisition strategy, and we will continue to seek acquisitions that create long-term, profitable growth for ProQuest Company,” Gregory added.

Basis of Presentation

The financial results in this press release are presented in accordance with GAAP, except for references to earnings from continuing operations before interest and income taxes (EBIT), which excludes interest, income taxes and discontinued operations; earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA), which excludes interest, income taxes, depreciation and amortization and discontinued operations; and free cash flow. Reconciliations of non-GAAP amounts to the company’s GAAP results are attached, and can also be found on the ProQuest Company website at www.proquestcompany.com.

EBIT and free cash flow are key metrics used by ProQuest Company to assess the performance of its business segments. The company defines free cash flow as operating cash flow from continuing operations less expenditures for property, plant, equipment, product masters and software, and plus proceeds from fixed asset dispositions. Free cash flow provides a measure of the company’s cash flows after all operational expenditures. EBITDA provides useful information about how ProQuest Company’s management assesses the company’s ability to fund working capital items and capital expenditures as well as service and comply with the terms of its debt agreements. The company’s ability to fund working capital items, fund capital expenditures and service debt in the future, however, may be affected by other operating or legal requirements.

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ProQuest Company Reports Q3 2004 Earnings, Page 5 of 12

Conference Call

To participate in a conference call and question and answer session regarding the third quarter with ProQuest’s senior management, call 888-688-0384 (International 706-679-7706), using the password ProQuest Company, at 5:00 p.m. (ET) on Thursday, October 21, 2004. For your convenience, the call will be taped and archived until October 29, 2004 and can be accessed by calling 706-645-9291, and entering ID#9915321. This conference call may also be accessed over the Internet at www.proquestcompany-.com or www.streetevents.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call at the www.proquestcompany.com website.

About ProQuest Company

ProQuest Company (NYSE: PQE) is based in Ann Arbor, Mich., and is a leading publisher of information solutions for the education, automotive and power equipment markets. We provide products and services to our customers through two business segments: Information and Learning and Business Solutions. Through our Information and Learning segment, which primarily serves the education market, we collect, organize and publish content from a wide range of sources including newspapers, periodicals and books. Our Business Solutions segment is primarily engaged in the delivery in electronic form of comprehensive parts and service information to the automotive market. Its products transform complex technical data, like parts catalogs and service manuals, into easily accessed electronic information. For the world’s automotive manufacturers and their dealer networks, ProQuest also secures business-to-business information and retail performance management services. ProQuest Company was recently named one of the nation’s 200 best small companies by Forbes magazine, and one of the 100 fastest growing technology companies in the United States by Business 2.0 magazine.

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, among other things, the company’s ability to successfully integrate acquisitions and reduce costs, global economic conditions, product demand, financial market performance, and other risks listed under “Risk Factors” in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “projects”, “intends”, “prospects”, “priorities”, or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

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ProQuest Reports Q3 2004 Earnings, Page 6 of 12

PROQUEST COMPANY AND SUBSIDIARIES

RESULTS OF CONTINUING OPERATIONS

(In Millions, Except Per Share Data)

	Third Quarter Ended
	October 2, 2004	% of Sales	September 27, 2003 (1)	% of Sales
Net sales	$113.1	100%	$112.3	100%
Cost of sales	(57.3)	(51%)	(55.5)	(49%)

Gross profit	55.8	49%	56.8	51%
R&D expense	(4.0)	(3%)	(4.3)	(4%)
SG&A expense	(27.2)	(24%)	(27.8)	(25%)
Corporate expense	(3.0)	(3%)	(3.7)	(3%)
Other income (2)	0.9	1%	—	—

Earnings from continuing operations before interest and income taxes	22.5	20%	21.0	19%
Net interest expense:
Interest income	0.3	—	0.7	—
Interest expense	(4.6)	(4%)	(4.7)	(4%)

Net interest expense	(4.3)	(4%)	(4.0)	(4%)

Earnings from continuing operations before income taxes	18.2	16%	17.0	15%
Income tax expense	(6.0)	(5%)	(6.0)	(5%)

Net earnings from continuing operations	$12.2	11%	$11.0	10%

Shares (Basic)	28.588		28.315
Shares (Diluted)	28.815		28.625
EPS (Basic)	0.43		0.38
EPS (Diluted)	0.42		0.38

(1)	Amounts have been adjusted to exclude earnings from discontinued operations as displayed below:

	Third Quarter Ended
	September 27, 2003
		Diluted EPS
Reported earnings	$11.8	$0.41
Earnings from discontinued operations, net	(0.8)	(0.03)

Net earnings from continuing operations	$11.0	$0.38

(2)	This amount relates to a benefit from a reduction in storage units as a result of our efficiency initiatives. Proceeds from units disposed of were $0.9 million.

ProQuest Reports Q3 2004 Earnings, Page 7 of 12

PROQUEST COMPANY AND SUBSIDIARIES

RESULTS OF CONTINUING OPERATIONS

(In Millions, Except Per Share Data)

	Year to Date
	October 2, 2004 (1)	% of Sales	September 27, 2003 (1)	% of Sales
Net sales	$336.1	100%	$330.6	100%
Cost of sales	(168.6)	(50%)	(166.0)	(50%)

Gross profit	167.5	50%	164.6	50%
R&D expense	(12.5)	(4%)	(13.1)	(4%)
SG&A expense	(78.7)	(23%)	(76.9)	(23%)
Corporate expense	(10.2)	(3%)	(10.4)	(3%)
Other income (2)	0.9	—	—	—

Earnings from continuing operations before interest and income taxes	67.0	20%	64.2	20%
Net interest expense:
Interest income	1.2	—	1.1	—
Interest expense	(13.6)	(4%)	(14.1)	(4%)

Net interest expense	(12.4)	(4%)	(13.0)	(4%)

Earnings from continuing operations before income taxes	54.6	16%	51.2	16%
Income tax expense	(18.7)	(5%)	(18.3)	(6%)

Net earnings from continuing operations (1)	$35.9	11%	$32.9	10%

Shares (Basic)	28.494		28.128
Shares (Diluted)	28.806		28.306
EPS (Basic)	1.26		1.17
EPS (Diluted) (1)	1.25		1.16

(1)	Amounts have been adjusted to exclude earnings from discontinued operations and a gain on sale of discontinued operations, as displayed below:

	Year to Date
	October 2, 2004		September 27, 2003
		Diluted EPS		Diluted EPS
Reported earnings	$52.1	$1.81	$35.3	$1.25
Earnings from discontinued operations, net	(0.9)	(0.03)	(2.4)	(0.09)
Gain on sale of discontinued operations, net	(15.3)	(0.53)	—	—

Net earnings from continuing operations	$35.9	$1.25	$32.9	$1.16

(2)	This amount relates to a benefit from a reduction in storage units as a result of our efficiency initiatives. Proceeds from units disposed of were $0.9 million.

ProQuest Reports Q3 2004 Earnings, Page 8 of 12

PROQUEST COMPANY AND SUBSIDIARIES

RESULTS OF CONTINUING OPERATIONS

(In Millions)

	Third Quarter Ended
	October 2, 2004	% of Sales	September 27, 2003	% of Sales	Inc/(Dec)
					$	%
Net sales
ProQuest Information and Learning:
Published Products	$27.8	40%	$24.4	35%	$3.4	14%
General Reference Products	16.0	22%	18.3	27%	(2.3)	(13%)
Traditional Products	21.7	30%	21.0	30%	0.7	3%
Classroom Products	5.8	8%	5.4	8%	0.4	7%

Total ProQuest Information and Learning	$71.3	100%	$69.1	100%	$2.2	3%

ProQuest Business Solutions:
Automotive Group	$39.4	94%	$40.5	94%	$(1.1)	(3%)
Power Equipment - Electronic	2.1	5%	1.8	4%	0.3	17%
Other	0.3	1%	0.3	1%	—	—

ProQuest Business Solutions	41.8	100%	42.6	99%	(0.8)	(2%)
Exited Film Products	—	—	0.6	1%	(0.6)	(100%)

Total ProQuest Business Solutions	$41.8	100%	$43.2	100%	$(1.4)	(3%)

Total Net Sales	$113.1	100%	$112.3	100%	$0.8	1%

EBIT (1), (3)
ProQuest Information and Learning	$12.1	11%	$11.4	10%	$0.7	6%
ProQuest Business Solutions	13.4	12%	13.3	12%	0.1	1%
Corporate / Other	(3.0)	(3%)	(3.7)	(3%)	0.7	(19%)

Total EBIT	$22.5	20%	$21.0	19%	$1.5	7%

EBITDA (2), (3)
ProQuest Information and Learning	$30.0	27%	$25.8	23%	$4.2	16%
ProQuest Business Solutions	14.7	13%	14.6	13%	0.1	—
Corporate / Other	(3.0)	(3%)	(3.7)	(3%)	0.7	(19%)

Total EBITDA	$41.7	37%	$36.7	33%	$5.0	14%

Other Data
Capital expenditures & software spending	$13.6	12%	$19.2	17%	$(5.6)
Long-term debt	$194.6		$234.1		$(39.5)

(1)	EBIT is defined as earnings from continuing operations before interest and income taxes.

(2)	EBITDA is defined as EBIT plus depreciation and amortization.

(3)	See “Reconciliation of Non-GAAP Measures”.

ProQuest Reports Q3 2004 Earnings, Page 9 of 12

PROQUEST COMPANY AND SUBSIDIARIES

RESULTS OF CONTINUING OPERATIONS

(In Millions)

	Year to Date
	October 2, 2004	% of Sales	September 27, 2003	% of Sales	Inc/(Dec)
					$	%
Net sales
ProQuest Information and Learning:
Published Products	$83.5	40%	$67.3	33%	$16.2	24%
General Reference Products	48.6	23%	54.9	27%	(6.3)	(11%)
Traditional Products	67.4	32%	71.5	35%	(4.1)	(6%)
Classroom Products	10.4	5%	10.1	5%	0.3	3%

Total ProQuest Information and Learning	$209.9	100%	$203.8	100%	$6.1	3%

ProQuest Business Solutions:
Automotive Group	$119.2	94%	$118.2	93%	$1.0	1%
Power Equipment - Electronic	6.1	5%	5.9	5%	0.2	3%
Other	0.9	1%	0.9	1%	—	—

ProQuest Business Solutions	126.2	100%	125.0	99%	1.2	1%
Exited Film Products	—	—	1.8	1%	(1.8)	(100%)

Total ProQuest Business Solutions	$126.2	100%	$126.8	100%	$(0.6)	(0%)

Total Net Sales	$336.1	100%	$330.6	100%	$5.5	2%

EBIT (1), (3)
ProQuest Information and Learning	$39.8	12%	$37.6	11%	$2.2	6%
ProQuest Business Solutions	37.4	11%	37.0	11%	0.4	1%
Corporate / Other	(10.2)	(3%)	(10.4)	(3%)	0.2	(2%)

Total EBIT	$67.0	20%	$64.2	19%	$2.8	4%

EBITDA (2), (3)
ProQuest Information and Learning	$86.1	25%	$78.5	24%	$7.6	10%
ProQuest Business Solutions	42.3	13%	40.7	12%	1.6	4%
Corporate / Other	(10.1)	(3%)	(10.2)	(3%)	0.1	(1%)

Total EBITDA	$118.3	35%	$109.0	33%	$9.3	9%

Other Data
Capital expenditures & software spending	$52.6	16%	$53.6	16%	$(1.0)

(1)	EBIT is defined as earnings from continuing operations before interest and income taxes.

(2)	EBITDA is defined as EBIT plus depreciation and amortization.

(3)	See “Reconciliation of Non-GAAP Measures”.

ProQuest Reports Q3 2004 Earnings, Page 10 of 12

PROQUEST COMPANY AND SUBSIDIARIES

CONDENSED BALANCE SHEETS

(In Thousands)

	October 2, 2004	January 3, 2004	September 27, 2003
ASSETS
Cash and cash equivalents	$970	$4,023	$3,855
Accounts receivable, net	113,476	94,242	127,055
Inventory, net	4,995	4,939	5,551
Other current assets:
Prepaid royalties	25,728	15,188	14,071
Other	30,115	24,558	25,408

Total other current assets	55,843	39,746	39,479

Total current assets	175,284	142,950	175,940
Net property, plant, equipment and product masters	192,661	180,745	179,662
Long-term receivables	5,599	5,106	4,509
Goodwill	308,214	303,693	300,905
Identifiable intangibles, net	16,377	9,435	7,627
Purchased and developed software, net	46,323	55,005	54,658
Other assets	22,485	27,102	27,020

Total assets	$766,943	$724,036	$750,321

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$—	$300	$—
Accounts payable	38,811	49,156	48,664
Accrued expenses	39,543	39,428	39,202
Current portion of monetized future billings	25,219	25,583	24,950
Deferred income	114,392	121,890	123,978

Total current liabilities	217,965	236,357	236,794
Long-term debt, less current maturities	194,600	191,000	234,050
Monetized future billings, less current portion	42,194	46,835	47,848
Other liabilities	68,460	62,444	58,517

Total long-term liabilities	305,254	300,279	340,415
Total shareholders’ equity	243,724	187,400	173,112

Total liabilities and shareholders’ equity	$766,943	$724,036	$750,321

NOTE: Certain reclassifications to the 2003 balance sheets have been made to conform to the 2004 presentation.

ProQuest Reports Q3 2004 Earnings, Page 11 of 12

PROQUEST COMPANY AND SUBSIDIARIES

CASH FLOW SCHEDULE

(In Thousands)

	Third Quarter Ended		Year to Date
	October 2, 2004	September 27, 2003	October 2, 2004	September 27, 2003
Operating activities:
Earnings from operations	$12,189	$11,746	$52,084	$35,269
Adjustments to reconcile net earnings to net cash provided by operating activities:
Gain on sale of discontinued operations, net	—	—	(15,338)	—
Other income (1)	(900)	—	(900)	—
Depreciation and amortization	19,216	15,875	51,833	45,284
Deferred income taxes	6,209	5,561	17,110	16,915
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(30,019)	(46,323)	(18,712)	(30,486)
Inventory, net	(126)	257	(614)	(173)
Other current assets	(6,199)	(2,893)	(14,886)	(4,871)
Long-term receivables	169	266	(462)	126
Other assets	(241)	160	(229)	660
Accounts payable	(2,535)	11,905	(10,275)	4,119
Accrued expenses	(2,055)	7,138	(9,281)	(7,670)
Deferred income	28,673	31,582	(10,737)	(8,828)
Other long-term liabilities	120	(957)	3,042	(3,192)
Other, net	58	(289)	562	(1,864)

Net cash provided by operating activities before tax court refund	24,559	34,028	43,197	45,289
Tax court refund	—	—	—	13,090

Net cash provided by operating activities	24,559	34,028	43,197	58,379
Investing activities:
Expenditures for property, plant, equipment, product masters and software	(13,571)	(19,254)	(52,628)	(53,558)
Proceeds from fixed assets disposition (1)	900	—	900	—
Acquisitions, net of cash acquired	(11,940)	(26,824)	(23,402)	(50,628)
Net proceeds from equity securities	(295)	(194)	(3,506)	(928)
Expenditures associated with sale of discontinued operations	(74)	(342)	(2,924)	(2,050)
Proceeds from disposition of discontinued operations	—	—	35,900	—

Net cash used in investing activities	(24,980)	(46,614)	(45,660)	(107,164)
Financing activities:
Net increase (decrease) in short-term debt	144	8	(305)	(79)
Proceeds from long-term debt	76,970	160,150	310,670	445,550
Repayment of long-term debt	(75,050)	(144,100)	(307,070)	(398,500)
Monetized future billings	(1,217)	(1,527)	(5,005)	(5,011)
Repurchases of common stock	(1,720)	—	(1,720)	(1,328)
Proceeds from exercise of stock options, net	418	1,198	3,085	9,576

Net cash (used in) provided by financing activities	(455)	15,729	(345)	50,208
Effect of exchange rate changes on cash	(227)	(16)	(245)	650

(Decrease) increase in cash and cash equivalents	(1,103)	3,127	(3,053)	2,073
Cash and cash equivalents, beginning of period	2,073	728	4,023	1,782

Cash and cash equivalents, end of period	$970	$3,855	$970	$3,855

NOTE:	Certain reclassifications to the 2003 cash flow statements have been made to conform to the 2004 presentation.

(1)	This amount relates to a benefit from a reduction in storage units as a result of our efficiency initiatives.

ProQuest Reports Q3 2004 Earnings, Page 12 of 12

PROQUEST COMPANY AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(In Millions)

Reconciliations of non-GAAP measures to GAAP measures:

EBITDA & EBIT

	Third Quarter Ended October 2, 2004				Third Quarter Ended September 27, 2003
	PQIL	PQBS	Corp./Other	Total	PQIL	PQBS	Corp./ Other	Total
EBITDA	$30.0	$14.7	$(3.0)	$41.7	$25.8	$14.6	$(3.7)	$36.7
Less: Depreciation & amortization	(17.9)	(1.3)	—	(19.2)	(14.4)	(1.3)	—	(15.7)

EBIT	$12.1	$13.4	$(3.0)	$22.5	$11.4	$13.3	$(3.7)	$21.0

Less:
Net interest expense				(4.3)				(4.0)
Income tax expense				(6.0)				(6.0)
Earnings from discontinued operations, net				—				0.8

Net earnings				$12.2				$11.8

	Year to Date Ended October 2, 2004				Year to Date Ended September 27, 2003
	PQIL	PQBS	Corp./Other	Total	PQIL	PQBS	Corp./Other	Total
EBITDA	$86.1	$42.3	$(10.1)	$118.3	$78.5	$40.7	$(10.2)	$109.0
Less: Depreciation & amortization	(46.3)	(4.9)	(0.1)	(51.3)	(40.9)	(3.7)	(0.2)	(44.8)

EBIT	$39.8	$37.4	$(10.2)	$67.0	$37.6	$37.0	$(10.4)	$64.2

Less:
Net interest expense				(12.4)				(13.0)
Income tax expense				(18.7)				(18.3)
Earnings from discontinued operations, net				0.9				2.4
Gain on sale of discontinued operations, net				15.3				—

Net earnings				$52.1				$35.3

FREE CASH FLOW

	Third Quarter Ended		Year to Date
	October 2, 2004	September 27, 2003	October 2, 2004	September 27, 2003
Net cash provided by operating activities	$24.6	$34.0	$43.2	$58.4
Expenditures for property, plant, equipment, product masters and software	(13.6)	(19.2)	(52.6)	(53.6)
Proceeds from fixed assets disposition	0.9	—	0.9	—

Free cash flow	$11.9	$14.8	$(8.5)	$4.8
Less: Tax court refund	—	—	—	(13.1)

Free cash flow, net of tax court refund	$11.9	$14.8	$(8.5)	$(8.3)